CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Equity Trust:

     We consent to the use of our report dated November 6, 1998 for Evergreen Omega Fund, Evergreen Small Company Growth Fund and Evergreen Strategic Growth Fund, and our report dated October 6, 1998 for Evergreen Tax Strategic Equity Fund incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                                  /s/ KPMG Peat Marwick LLP


                                                  KPMG Peat Marwick LLP

Boston, Massachusetts
February 1, 1999